EXHIBIT 99.2
                                                                    ------------

                          ENROLLMENT AUTHORIZATION FORM

PLEASE ENROLL MY ACCOUNT AS FOLLOWS:
------------------------------------
Place an "X" in ONE box only, using a dark ink pen or a #2 pencil ([ ]). If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

FULL DIVIDEND REINVESTMENT                              [  ]
Reinvest all dividends for this account

VOLUNTARY CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) [  ]
All dividends will be paid in cash.

Under each of the options above, participants may make voluntary cash payments at any time.

                              AUTOMATIC DEDUCTIONS

To authorize deductions complete BOTH SIDES of the next form below.

Signature(s) of Registered Owner(s):
                                    --------------------------------------------
(PLEASE DETACH, BUT DO NOT FOLD OR STAPLE)

[Grid Omitted]

1.     Bank Routing Number
                           ------------------------
2.     Bank Account Number
                           ------------------------
3.     Account Type        Checking  [  ]   Savings  [  ]
4.     Withdrawal Amount                  .00
                         -----------------
5.     Cycle             1st   [  ]  2nd   [  ]
       WITHDRAWAL AMOUNT MUST BE IN WHOLE DOLLARS ONLY, DO NOT INDICATE CENTS
                                                        ---------------------

SEE REVERSE SIDE FOR IMPORTANT INFORMATION
------------------------------------------
6. I (We) agree to the terms of the Automatic Deduction Authorization on the reverse side

-------------------------------------------------------
Signature                                   Date

                   AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
(PLEASE DETACH, BUT DO NOT FOLD OR STAPLE)

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                           VOLUNTARY CASH PAYMENT FORM

To purchase additional shares, please make your check or money order payable in United States dollars to "Investment Plan Services." (PLEASE NOTE YOUR ACCOUNT NUMBER AND COMPANY CODE ON YOUR PAYMENT.) DO NOT SEND CASH.

Amount Enclosed $
                 ---------------------------

MAIL YOUR PAYMENT TOGETHER WITH THIS FORM IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.

(        )
-------------------------
Daytime telephone number



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[Reverse Side]
                        AUTOMATIC DEDUCTION AUTHORIZATION
                        ---------------------------------

I (We) hereby authorize First Chicago Trust Company of New York to make deductions of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase shares to be held for my (our) account.

7.     BANK/FINANCIAL INSTITUTION INFORMATION
       --------------------------------------

NAME
    ----------------------------------------------------------------------------
ADDRESS
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
CITY                                     STATE                 ZIP
    -------------------------------------      ----------------    -------------

                       VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to First Chicago Trust Company of New York, Investment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

For information, participants may write to First Chicago Trust Company of New York, Investment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call First Chicago Trust Company of New York at the telephone number listed in the enclosed plan description.

                          ENROLLMENT AUTHORIZATION FORM

PLEASE ENROLL MY ACCOUNT AS FOLLOWS:
------------------------------------
Place an "X" in ONE box only, using a dark ink pen or a #2 pencil ([  ]).

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

Participation in the plan is subject to the terms as outlined in the plan description.

For information, participants may write to Investment Plan Services, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call the plan administrator at the telephone number listed in the enclosed plan description.

Voluntary cash payments should be mailed to Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS BELOW

                         [GRAPHIC ILLUSTRATION OMITTED]


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                   AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
                   INSTRUCTIONS - PLEASE COMPLETE ALL 7 STEPS

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. DEDUCTIONS CAN ONLY BE MADE FROM ACCOUNTS AT U.S. BANKS AND FINANCIAL INSTITUTIONS. There are 7 steps to complete on BOTH SIDES of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.

1. - BANK ROUTING NUMBER: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2. - BANK ACCOUNT NUMBER: Locate you bank account number and shade in the grid as you did in Step 1. Note that there may be more spaces than you need so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3. - ACCOUNT TYPE: Are we debiting your checking or savings account? Check one. If deductions are to be made from a MONEY MARKET ACCOUNT, please contact your bank/financial institution to confirm if your account is a checking or a savings account.

4. - WITHDRAWAL AMOUNT: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in WHOLE DOLLARS ONLY, NO CENTS. (Refer to the enclosed plan description for the minimum amount.)

5. - CYCLE: Refer to the enclosed plan description for the frequency of automatic deductions. If the plan permits deductions ONLY ONCE A MONTH, PLEASE SHADE IN THE GRID UNDER "1ST CYCLE." If the plan permits deductions TWICE PER MONTH, YOU MUST INDICATE YOUR CHOICE OF DEDUCTION DATES, either the earlier date (1st cycle) or the later date (2nd cycle), or both.

6. - SIGNATURE(S): Also, be sure to read the Automatic Deduction Authorization (below, at left) that authorizes us to perform this service for you.

7. - BANK/FINANCIAL INSTITUTION INFORMATION: Now, fill in the bank name and address (below, at right) and you're all done.

                        AUTOMATIC DEDUCTION AUTHORIZATION
                        ---------------------------------

I (We) hereby authorize the plan administrator to make deductions of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase shares to be held for my (our) account.

7.       BANK/FINANCIAL INSTITUTION INFORMATION
         --------------------------------------

NAME
    ----------------------------------------------------------------------------
ADDRESS
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
CITY                                         STATE               ZIP
    -----------------------------------------     ---------------   ------------


                       VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

For information, participants may write to Investment Plan Services, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call the plan administrator at the telephone number listed in the enclosed plan description.